TIANFANG (GUIZHOU) PHARMACEUTICAL CO., LTD
FINANCIAL STATEMENTS
DECEMBER 31, 2007 AND 2006

Contents

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders of
Guizhou TianFang Pharmaceutical Co., Ltd

We have audited the accompanying balance sheet of Guizhou TianFang Pharmaceutical Co., Ltd as of December 31, 2007 and 2006, and the related consolidated statements of income and other comprehensive income, stockholders' equity, and cash flows for the years ended December 31, 2007 and 2006.  These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Guizhou TianFang Pharmaceutical Co., Ltd as of December 31, 2007 and 2006, and the results of their operations and their cash flows for the years ended December 31, 2007 and 2006, in conformity with U.S. generally accepted accounting principles.

Goldman Parks Kurland Mohidin LLP

Encino, California
August 14, 2008

TIANFANG (GUIZHOU) PHARMACEUTICAL CO., LTD
BALANCE SHEETS

	AS OF DECEMBER 31, 2007	AS OF DECEMBER 31, 2006
ASSETS

CURRENT ASSETS
Cash & cash equivalents	$393,813	$2,002,737
Accounts receivable, net	477,836	306,579
Inventory	367,304	234,657
Advances to suppliers	84,583	79,061
Other receivables	142,366	8,329
Advance to management	6,318,372	1,174,548

Total current assets	7,784,274	3,805,911

PROPERTY AND EQUIPMENT, net	2,391,191	2,403,505

LAND USE RIGHT, net	359,855	344,050

TOTAL ASSETS	$10,535,320	$6,553,466

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$3,176	$-
Unearned revenue	164,432	191,050
Dividend payable	-	827,770
Tax payable	1,560,648	868,177
Other payables	-	208,203
Advance from shareholder	-	153,765

Total current liabilities	1,728,256	2,248,965

CONTINGENCIES

SHAREHOLDERS' EQUITY
Paid in capital	712,862	712,862
Statutory reserves	1,073,570	590,861
Accumulated other comprehensive income	613,876	141,308
Retained earnings	6,406,756	2,859,470

Total shareholders' equity	8,807,064	4,304,501

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$10,535,320	$6,553,466

TIANFANG (GUIZHOU) PHARMACEUTICAL CO., LTD
STATEMENT OF OPERATIONS

	FOR THE YEARS ENDED
	DECEMBER 31,
	2007	2006

Net sales	$15,141,052	$10,874,041

Cost of goods sold	6,848,773	4,645,195

Gross profit	8,292,279	6,228,846

Operating expenses
Selling expenses	1,619,827	1,314,319
General and administrative expenses	321,156	379,538

Total operating expenses	1,940,983	1,693,857

Income from operations	6,351,296	4,534,989

Non-operating income (expenses)
Interest income	9,185	34,555
Other expenses	(523)	(567)

Total non-operating income	8,662	33,988

Income before income tax	6,359,958	4,568,977

Income tax	1,530,571	1,123,821

Net income	4,829,387	3,445,156

Other comprehensive income
Foreign currency translation	472,568	109,969

Comprehensive Income	$5,301,955	$3,555,125

TIANFANG (GUIZHOU) PHARMACEUTICAL CO., LTD
STATEMENTS OF STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

	Paid in capital	Statutory reserves	Other comprehensive income	Retained earnings	Total

Balance at January 1, 2006	$712,862	$246,345	$31,339	$569,136	$1,559,682

Net income for the year	-	-	-	3,445,156	3,445,156

Transfer to statutory reserves	-	344,516	-	-344,516	-

Dividend declared	-	-	-	-810,306	-810,306

Foreign currency translation gain	-	-	109,969	-	109,969

Balance at December 31, 2006	712,862	590,861	141,308	2,859,470	4,304,501

Net income for the year	-	-	-	4,829,387	4,829,387

Transfer to statutory reserves	-	482,709	-	-482,709	-

Dividend declared	-	-	-	-799,392	-799,392

Foreign currency translation gain	-	-	472,568	-	472,568

Balance at December 31, 2007	$712,862	$1,073,570	$613,876	$6,406,756	$8,807,064

TIANFANG (GUIZHOU) PHARMACEUTICAL CO., LTD
STATEMENTS OF CASH FLOWS

	FOR THE YEARS ENDED
	DECEMBER 31,
	2007	2006

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$4,829,387	$3,445,156
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	180,706	176,982
(Increase) decrease in current assets:
Accounts receivable	(143,713)	864,388
Other receivables	(127,995)	335,196
Inventory	(111,501)	696,777
Increase (decrease) in current liabilities:
Accounts payable	3,046	(898,341)
Unearned revenue	(38,327)	(167,218)
Other payables	(213,022)	(757,890)
Tax payable	605,373	724,795

Net cash provided by operating activities	4,983,954	4,419,845

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property & equipment	-	(112,112)

Net cash used in investing activities	-	(112,112)

CASH FLOWS FROM FINANCING ACTIVITIES:
Advance to management	(4,854,691)	(1,117,400)
Decrease in advance from shareholder	(157,775)	(150,521)
Dividend paid	(1,572,946)	(1,505,212)

Net cash used in financing activities	(6,585,412)	(2,773,133)

EFFECT OF EXCHANGE RATE CHANGE ON CASH & CASH EQUIVALENTS	(7,466)	28,835

NET INCREASE (DECREASE) IN CASH & CASH EQUIVALENTS	(1,608,924)	1,563,435

CASH & CASH EQUIVALENTS, BEGINNING OF YEAR	2,002,737	439,302

CASH & CASH EQUIVALENTS, END OF YEAR	$393,813	$2,002,737

Supplemental Cash flow data:
Income tax paid	$1,257,671	$540,070
Interest paid	$8,661	$33,989

TIANFANG (GUIZHOU) PHARMACEUTICAL CO., LTD
NOTES TO FINANCIAL STATEMENTS
DECEMER 31, 2007 and 2006

1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Tianfang (Guizhou) Pharmaceutical Co., Ltd. ("Tianfang" or the “Company”), a Chinese limited liability company was incorporated in the Guizhou Province, People’s Republic of China (“PRC”) in 1998.  Tianfang is engaged in the development, manufacture and distribution of Chinese herbal extract products and GMP certified western prescriptive medicine.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

In preparing the financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting year. Significant estimates, required by management, include the recoverability of long-lived assets and the valuation of inventories. Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Accounts Receivable

The Company’s policy is to maintain reserves for potential credit losses on accounts receivable.  Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Based on historical collection activity, no allowance was deemed necessary at December 31, 2007 and 2006.

Inventories

Inventories are valued at the lower of cost or market with cost determined on a moving average basis. Cost of work in progress and finished goods comprises direct material, direct production cost and an allocated portion of production overheads.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation. Expenditures for maintenance and repairs are expensed as incurred; additions, renewals and betterments are capitalized.  When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method for substantially all assets with salvage value of 10% and estimated lives ranging from 5 to 20 years as follows:

TIANFANG (GUIZHOU) PHARMACEUTICAL CO., LTD
NOTES TO FINANCIAL STATEMENTS
DECEMER 31, 2007 and 2006

Building	20 years
Vehicle	5 years
Office Equipment	5 years
Production Equipment	5-10 years

Land Use Right

Right to use land is stated at cost less accumulated amortization. Amortization is provided using the straight-line method over 50 years.

Impairment of Long-Lived Assets

Long-lived assets, which include property, plant and equipment and intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Recoverability of long-lived assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the assets. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable.  Based on its review, the Company believes that, as of December 31, 2007 and 2006, there were no significant impairments of its long-lived assets.

Income Taxes

The Company utilizes Statement of Financial Accounting Standards (“SFAS”) No. 109, “Accounting for Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income.  Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The statutory corporate income tax rate in China is 33% for 2007 and 2006. The Company’s income tax rate is 24% for 2007 and 2006. Net income for the years ended December 31, 2007 and 2006 would have been lower by $572,396 and $411,208, respectively, if the Company was not subject to an income taxes holiday.

The Company does not have any significant deferred tax asset or liabilities that relate to tax jurisdictions not covered by the tax holiday.  In addition, the Company does not have any material long term-term deferred tax assets and liabilities.

Revenue Recognition

The Company's revenue recognition policies are in compliance with Securities and Exchange Commission (SEC) Staff Accounting Bulletin (“SAB”) 104.  Sales revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or  determinable, the delivery is completed, no other significant obligations of the Company exist and collectability is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are recorded as unearned revenue.

TIANFANG (GUIZHOU) PHARMACEUTICAL CO., LTD
NOTES TO FINANCIAL STATEMENTS
DECEMER 31, 2007 and 2006

Sales revenue represents the invoiced value of goods, net of value-added tax (“VAT”).  All of the Company’s products are sold in the PRC and are subject to Chinese value-added tax of 17% of the gross sales price. This VAT may be offset by VAT paid by the Company on raw materials and other materials included in the cost of producing their finished product. The Company recorded VAT payable and VAT receivable net of payments in the financial statements. The VAT tax return is filed offsetting the payables against the receivables.

VAT payable on sales for the years ended December 31, 2007 and 2006 was $2,573,980 and $1,848,587, respectively, and VAT on purchases was $1,092,580 and $609,535, respectively. Sales and purchases are recorded net of VAT collected and paid as the Company acts as an agent for the government. VAT taxes are not affected by the income tax holiday.

Sales returns and allowances was $0 for the years ended December 31, 2007 and 2006. The Company does not provide unconditional right of return, price protection or any other concessions to its dealers or other customers.

Cost of Goods Sold

Cost of goods sold consists primarily of material costs, employee compensation, depreciation and related expenses, which are directly attributable to the production of products.  Write-down of inventory to lower of cost or market is also recorded in cost of goods sold.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to credit risk consist primarily of accounts receivable and other receivables. The Company does not require collateral or other security to support these receivables. The Company conducts periodic reviews of its clients' financial condition and customer payment practices to minimize collection risk on accounts receivable.

The operations of the Company are located in the PRC.  Accordingly, the Company's business, financial condition, and results of operations may be influenced by the political, economic, and legal environments in the PRC, as well as by the general state of the PRC economy.

Statement of Cash Flows

In accordance with SFAS No. 95, “Statement of Cash Flows,” cash flows from the Company's operations are calculated based upon the local currencies.  As a result, amounts related to assets and liabilities reported on the statement of cash flows may not necessarily agree with changes in the corresponding balances on the balance sheet.

Basic and Diluted Net Income per Share

The Company is a limited company formed under the laws of the PRC. Like limited liability companies (LLC) in the United States, limited liability companies in the PRC do not issue shares to the owners. The owners, however, are called shareholders. Ownership interest is determined in proportion to capital contributed. Accordingly, earnings per share data is not presented.

TIANFANG (GUIZHOU) PHARMACEUTICAL CO., LTD
NOTES TO FINANCIAL STATEMENTS
DECEMER 31, 2007 and 2006

Fair Value of Financial Instruments

SFAS No. 107, “Disclosures about Fair Value of Financial Instruments,” requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Foreign Currency Translation and Comprehensive Income (Loss)

The Company’s functional currency is the Renminbi (“RMB”). For financial reporting purposes, RMB has been translated into United States dollars ("USD") as the reporting currency. Assets and liabilities are translated at the exchange rate in effect at the balance sheet date. Revenues and expenses are translated at the average rate of exchange prevailing during the reporting period. Translation adjustments arising from the use of different exchange rates from period to period are included as a component of stockholders' equity as "Accumulated other comprehensive income". Gains and losses resulting from foreign currency transactions are included in income. There has been no significant fluctuation in exchange rate for the conversion of RMB to USD after the balance sheet date.

Segment Reporting

SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.

SFAS 131 has no effect on the Company's financial statements as substantially all of the Company's operations are conducted in one industry segment. Additionally, all of the Company's assets are located in the PRC.

Research and Development

Research and development costs are related primarily to the Company’s development efforts of new health care and prescriptive products. Research and development costs are expenses as incurred.  For the years ended December 31, 2007 and 2006, the research and development expense was $26,033 and $23,481, respectively.

New Accounting Pronouncements

Accounting for Financial Guarantee Insurance Contracts

In May 2008, the FASB issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts, an interpretation of FASB Statement No. 60.”  The scope of this Statement is limited to financial guarantee insurance (and reinsurance) contracts, as described in this Statement, issued by enterprises included within the scope of Statement 60. Accordingly, this Statement does not apply to financial guarantee contracts issued by enterprises excluded from the scope of Statement 60 or to some insurance contracts that seem similar to financial guarantee insurance contracts issued by insurance enterprises (such as mortgage guaranty insurance or credit insurance on trade receivables). This Statement also does not apply to financial guarantee insurance contracts that are derivative instruments included within the scope of FASB Statement No. 133, “Accounting for Derivative Instruments and Hedging Activities.” This Statement will not have an impact on the Company’s financial statements.

TIANFANG (GUIZHOU) PHARMACEUTICAL CO., LTD
NOTES TO FINANCIAL STATEMENTS
DECEMER 31, 2007 and 2006

The Hierarchy of Generally Accepted Accounting Principles

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles.” This Statement identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (GAAP) in the United States (the GAAP hierarchy). This Statement will not have an impact on the Company’s financial statements.

Disclosures about Derivative Instruments and Hedging Activities

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities an amendment of FASB Statement No. 133.” This Statement changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows.  Based on current conditions, the Company does not expect the adoption of SFAS 161 to have a significant impact on its results of operations or financial position.

Business Combinations

In December 2007, the FASB issued SFAS No. 141 (Revised 2007), Business Combinations (“SFAS 141R”). SFAS 141R will significantly change the accounting for business combinations. Under SFAS 141R, an acquiring entity will be required to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value with limited exceptions. SFAS 141R will change the accounting treatment for certain specific items, including:

•	Acquisition costs will be generally expensed as incurred;
•	Noncontrolling interests (formerly known as “minority interests” – see SFAS 160 discussion below) will be valued at fair value at the acquisition date;
•
Acquired contingent liabilities will be recorded at fair value at the acquisition date and subsequently measured at either the higher of such amount or the amount determined under existing guidance for non-acquired contingencies;

•	In-process research and development will be recorded at fair value as an indefinite-lived intangible asset at the acquisition date;
•	Restructuring costs associated with a business combination will be generally expensed subsequent to the acquisition date; and
•	Changes in deferred tax asset valuation allowances and income tax uncertainties after the acquisition date generally will affect income tax expense.

TIANFANG (GUIZHOU) PHARMACEUTICAL CO., LTD
NOTES TO FINANCIAL STATEMENTS
DECEMER 31, 2007 and 2006

SFAS 141R also includes a substantial number of new disclosure requirements. SFAS 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Earlier adoption is prohibited. Accordingly, since we are a calendar year-end company we will continue to record and disclose business combinations following existing GAAP until January 1, 2009. We expect SFAS 141R will have an impact on accounting for business combinations once adopted but the effect is dependent upon acquisitions at that time.

Noncontrolling Interests in Consolidated Financial Statements – An Amendment of ARB No. 51

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements - An Amendment of ARB No. 51 (“SFAS 160”). SFAS 160 establishes new accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. Specifically, this statement requires the recognition of a noncontrolling interest (minority interest) as equity in the consolidated financial statements and separate from the parent’s equity. The amount of net income attributable to the noncontrolling interest will be included in consolidated net income on the face of the income statement. SFAS 160 clarifies that changes in a parent’s ownership interest in a subsidiary that do not result in deconsolidation are equity transactions if the parent retains its controlling financial interest. In addition, this statement requires that a parent recognize a gain or loss in net income when a subsidiary is deconsolidated. Such gain or loss will be measured using the fair value of the noncontrolling equity investment on the deconsolidation date. SFAS 160 also includes expanded disclosure requirements regarding the interests of the parent and its noncontrolling interest. SFAS 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Like SFAS 141R discussed above, earlier adoption is prohibited. We have not completed our evaluation of the potential impact, if any, of the adoption of SFAS 160 on our consolidated financial position, results of operations and cash flows.

Fair Value Option for Financial Assets and Financial Liabilities

In February of 2007 the FASB issued SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115.”  The statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions.  The statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007.  The Company is analyzing the potential accounting treatment.

Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an Amendment of FASB Statements No. 87, 88, 106, and 132R

In September 2006, the FASB, issued SFAS, No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an Amendment of FASB Statements No. 87, 88, 106, and 132R,” which requires employers to recognize the underfunded or overfunded status of a defined benefit postretirement plan as an asset or liability in its statement of financial position and to recognize changes in the funded status in the year in which the changes occur through accumulated other comprehensive income. Additionally, SFAS No. 158 requires employers to measure the funded status of a plan as of the date of its year-end statement of financial position. The new reporting requirements and related new footnote disclosure rules of SFAS No. 158 are effective for fiscal years ending after December 15, 2006. We adopted the provisions of SFAS No. 158 for the year end 2006, and the effect of recognizing the funded status in accumulated other comprehensive income was not significant. The new measurement date requirement applies for fiscal years ending after December 15, 2008.

TIANFANG (GUIZHOU) PHARMACEUTICAL CO., LTD
NOTES TO FINANCIAL STATEMENTS
DECEMER 31, 2007 and 2006

Fair Value Measurements

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements,” which establishes a framework for measuring fair value, and expands disclosures about fair value measurements required under the accounting pronouncements, but does not change existing guidance as to whether or not an instrument is carried at fair value. Additionally, it establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15,
2007, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for fiscal year, including financial statements for an interim period within the fiscal year. The Company is currently evaluating the impact, if any, that SFAS No. 157 will have on its financial statements.

Considering the Effects of Prior Year Misstatements in Current Year Financial Statements

In September 2006, the SEC issued SAB No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements” (“SAB 108”), which provides interpretive guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment. The Company adopted SAB 108 in the fourth quarter of 2006 with no impact on its financial statements.

3. INVENTORY

Inventories at December 31, 2007 and 2006 were as follows:

	2007	2006
Raw materials	$18,576	44,389
packing materials	31,271	69,165
Finished Goods	317,456	121,103
Total	$367,304	234,657

TIANFANG (GUIZHOU) PHARMACEUTICAL CO., LTD
NOTES TO FINANCIAL STATEMENTS
DECEMER 31, 2007 and 2006

4. PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following at December 31, 2007 and 2006:

	2007	2006
Building	$2,217,537	2,072,763
Manufacturing equipment	448,098	418,844
Office equipment	153,656	143,624
Vehicles	52,317	48,901
Total	2,871,608	2,684,132
Less: Accumulated depreciation	(480,417)	(280,627)
	$2,391,191	2,403,505

Depreciation expense for the years ended December 31, 2007 and 2006 was $172,817 and $158,986, respectively.

5. OTHER RECEIVABLES

Other receivables represent short term loan and cash advances to employees and sales representatives for normal business purposes such as advance for traveling expense.

6. RELATED PARTY TRANSACTIONS

Advance to management

Due from management represents payments received by Tianfang’s management on behalf of Tianfang from Tianfang’s customers.  The transactions were recorded in the officers’ personal bank accounts.  During the years ended December 31, 2007 and 2006, $5,375,977 and $5,507,391 of sales receipts, respectively, were deposited into the officers’ personal bank accounts.

Advance from shareholder

Advance from shareholder represents a short term loan from a shareholder. As of December 31, 2007 and 2006, advance from shareholder were $0 and $153,765, respectively.

7. LAND USE RIGHT

All land in the PRC is government owned and can not be sold to any individual or company. However, the government grants the user a “land use right” to use the land. The Company acquired land use right during 2001 for RMB 3,000,000 or approximately $363,000.  The Company has the right to use the land for 50 years and is amortizing the land use right on a straight-line basis for 50 years.
 Amortization expense for the land use right for the years ended December 31, 2007 and 2006 was $7,888 and $8,225, respectively. Amortization expenses for the next five years are expected to be as follows: $8,225, $8,225, $8,225, $8,225 and $8,225, respectively.

8. TAX PAYABLE

Tax payable consisted of the following at December 31, 2007 and 2006, respectively:

	December 31, 2007	December 31, 2006
Income tax payable	$922,523	596,333
Value added tax payable	163,715	82,564
Individual income tax payable	472,750	188,322
Other tax payable	1,660	958
Total	$1,560,648	868,177

TIANFANG (GUIZHOU) PHARMACEUTICAL CO., LTD
NOTES TO FINANCIAL STATEMENTS
DECEMER 31, 2007 and 2006

9. OTHER PAYABLES

Other payables mainly represent payables for the facility and building improvements.

10. INCOME TAXES

The Company is governed by the Income Tax Law of the PRC concerning the private-run enterprises, which are generally subject to tax at a statutory rate of 33% on income reported in the statutory financial statements after appropriated tax adjustments.

The following table reconciles the U.S. statutory rates to the Company’s effective tax rate for the years ended December 31, 2007 and 2006:

	2007	2006
US statutory rates	34%	34%
Tax rate difference	(1%)	(1%)
Effect of tax holiday	(9%)	(9%)
Tax per financial statements	24%	24%

11. STATUTORY RESERVES

Pursuant to the new corporate law of the PRC effective January 1, 2006, the Company is now only required to maintain one statutory reserve by appropriating from its after-tax profit before declaration or payment of dividends. The statutory reserve represents restricted retained earnings.

Surplus reserve fund

The Company is now only required to transfer 10% of its net income, as determined under PRC accounting rules and regulations, to a statutory surplus reserve fund until such reserve balance reaches 50% of the Company’s registered capital. For the years ended December 31, 2007 and 2006, the Company transferred $344,516 and $482,709, respectively, to this reserve.

The surplus reserve fund is non-distributable other than during liquidation and can be used to fund previous years’ losses, if any, and may be utilized for business expansion or converted into share capital by issuing new shares to existing shareholders in proportion to their shareholding or by increasing the par value of the shares currently held by them, provided that the remaining reserve balance after such issue is not less than 25% of the registered capital.

Common welfare fund

Common welfare fund is a voluntary fund to which the Company can elect to transfer from 5% to 10% of its net income annually. The Company did not make any contribution to this fund for the years ended December 31, 2007 and 2006.

TIANFANG (GUIZHOU) PHARMACEUTICAL CO., LTD
NOTES TO FINANCIAL STATEMENTS
DECEMER 31, 2007 and 2006

This fund can only be utilized on capital items for the collective benefit of the Company’s employees, such as construction of dormitories, cafeteria facilities, and other staff welfare facilities. This fund is non-distributable other than upon liquidation.

12. CONTINGENCIES

The Company’s operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in the North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

The Company’s sales, purchases and expenses transactions are denominated in RMB and all of the Company’s assets and liabilities are also denominated in RMB. The RMB is not freely convertible into foreign currencies under the current law. In China, foreign exchange transactions are required by law to be transacted only by authorized financial institutions. Remittances in currencies other than RMB may require certain supporting documentation in order to affect the remittance.

13. SUBSEQUENT EVENTS

On July 22, 2008, Heilongjiang Weikang Bio-Technology Group Co., Ltd. (“Heilongjiang Weikang”), the indirect wholly owned subsidiary of Weikang Bio-Technology Group Co., Inc. completed the acquisition of 100% of the issued and outstanding equity interests of Tianfang, for the aggregate purchase price of $15,000,000, pursuant to a Stock Transfer Agreement dated and entered into on June 30, 2008 by and among the Heilongjiang Weikang, Tianfang, and Tianfang’s two shareholders, Beijing Shiji Qisheng Trading Co., Ltd., a Chinese limited liability company and Tri-H Trade (U.S.A.) Co., Ltd., a California corporation.

Prior to the sale to Heilongjiang Weikang, the two shareholders of Tianfang agreed to receive certain assets and to assume certain liabilities at book values. Net assets amounting to approximately $7,172,000 were recorded as distribution/dividend to these shareholders.